As filed with the Securities and Exchange Commission on October 16, 1995
                           Registration Statement No. 33-____________


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                            ____________________
                                  FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________

                          RICHFOOD HOLDINGS, INC.
           (Exact name of registrant as specified in its charter)
      Virginia                                    54-1438602
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
incorporation or organization)
                             8258 Richfood Road
                    Mechanicsville, Virginia  23111-2008
        (Address of principal executive office, including zip code)

                           SUPER RITE CORPORATION
                     1991 OMNIBUS STOCK INCENTIVE PLAN
                          (Full title of the plan)
                            ____________________

                             Donald D. Bennett
                    Chairman and Chief Executive Officer
                          Richfood Holdings, Inc.
                             8258 Richfood Road
                    Mechanicsville, Virginia  23111-2008
                                804-746-6000
(Name, address and telephone number, including area code, of agent for service)

                                With a copy to:

                                Gary E. Thompson
                               Hunton & Williams
                         Riverfront Plaza - East Tower
                              951 East Byrd Street
                         Richmond, Virginia  23219-4074

                        CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
 Title of        Amount to        maximum        maximum          Amount of
securities           be           offering       aggregate      registration
  to be          registered        price         offering            fee
registered                      per share(1)     price(1)

Common Stock,     227,356          $25.94     $5,897,614.64      $2033.66
no par value

     (1) Estimated solely for the purpose of computing the registration fee. This amount was calculated based on the average of the high and low sales prices of the Common Stock as reported on The Nasdaq National Market on October 13, 1995.

EXPLANATORY NOTE: Effective October 15, 1995, pursuant to an Agreement and Plan of Reorganization, dated as of June 26, 1995, and amended as of October 13, 1995, by and between Richfood Holdings, Inc. (the "Company"), and Super Rite Corporation ("Super Rite"), and a related Plan of Merger,
SR Acquisition, Inc., a wholly-owned subsidiary of the Company, merged with and into Super Rite and Super Rite became a wholly-owned subsidiary of the Company. As part of the transaction, the Company assumed Super Rite's obligations under the Super Rite Corporation 1991 Omnibus Stock Incentive Plan (the "Plan") and the outstanding stock options and other instruments issued pursuant to the Plan. Hereafter, Company Common Stock will be issued in settlement of outstanding instruments formerly requiring the issuance of Super Rite Common Stock. This registration statement covers the shares of Common Stock of the Company issuable upon exercise of options outstanding under the Plan.


                                   PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEMS 1 AND 2. PLAN INFORMATION AND REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").




                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by the Company with the Commission are incorporated herein by reference:

          (a) the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1995, as amended by Form 10-K/A1 filed with the Commission on September 6, 1995;

          (b) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 22, 1995;

          (c) the Company's Current Report on Form 8-K filed with the Commission on July 12, 1995; and

          (d) the Company's Joint Proxy Statement/Prospectus dated September 7, 1995, included in the Company's Registration Statement on Form S-4 filed with the Commission (File No.33-62413) on September 7, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Virginia Stock Corporation Act permits, and the Amended and Restated Articles of Incorporation of the Company require, indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Amended and Restated Articles of Incorporation require indemnification of directors and officers with respect to any liability, expenses or other amounts incurred by them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. The Company's Amended and Restated Articles of Incorporation provide that, to the full extent that the Virginia Stock Corporation Act permits elimination of the liability of directors or officers, no director or officer of the Company shall be liable to the Company or its stockholders for any monetary damages. The Company may purchase insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.    Exhibit

4.1 Super Rite Corporation 1991 Omnibus Stock Incentive Plan (included as Exhibit 10(i) to the registration statement on Form S-1 of Super Rite Corporation, File No. 33-41427 and incorporated by reference herein).

4.2 First Amendment to the Super Rite Corporation 1991 Omnibus Stock Incentive Plan.

4.3 Articles III and IV of the Company's Amended and Restated Articles of Incorporation (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the twelve week period ended July 24, 1993).

4.4 Article V of the Company's Amended and Restated Bylaws (incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended April 29, 1995).

5              Opinion of Hunton & Williams.

23.1           Consent of KPMG Peat Marwick LLP.

23.2           Consent of Coopers & Lybrand, L.L.P.

23.3           Awareness Letter of Coopers & Lybrand, L.L.P.

23.4 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 hereto).

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

PROVIDED, HOWEVER, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference herein.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mechanicsville, Virginia, on this 12th day of October, 1995.

                                   RICHFOOD HOLDINGS, INC.
                                        (registrant)


                                   By /s/ DONALD D. BENNETT
                                          Donald D. Bennett
                                  Chairman of the Board of Director
                                    and Chief Executive Officer


                             POWER OF ATTORNEY

     Each of the directors and/or officers of the registrant whose signature appears below hereby appoints Donald D. Bennett, John E. Stokely and Daniel R. Schnur, or any of them, as his or her attorney-in-fact to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 12, 1995.


                     Signature               Title


          By /s/ Donald D. Bennett           Chairman of the Board of
                 DONALD D. BENNETT           Directors
                                             and Chief Executive Officer
                                             (principal executive officer)

          By /s/ John E. Stokely             Director, President and
                JOHN E. STOKELY              Chief Operating Officer


          By /s/ John V. Marklin             Senior Vice President -
                JOHN V. MARKLIN              Finance and
                                             Chief Financial Officer
                                             (principal financial officer)


          By /s/ David W. Hoover             Vice President-Finance
                DAVID W. HOOVER              (principal accounting officer)


          By /s/ Roger L. Gregory            Director
               ROGER L. GREGORY


          By /s/ Grace E. Harris             Director
                GRACE E. HARRIS


          By /s/ John C. Jamison             Director
                JOHN C. JAMISON


          By /s/ Michael E. Julian, Jr.      Director
               MICHAEL E. JULIAN, JR.


          By /s/ G. Gilmer Minor, III        Director
             G. GILMER MINOR, III


          By                                 Director
              CLAUDE B. OWEN, JR.


          By                                 Director
                JOHN F. ROTELLE


          By /s/ Albert F. Sloan             Director
                ALBERT F. SLOAN


          By /s/ George H. Thomazin          Director
                 GEORGE H. THOMAZIN

          By /s/ James E. Ukrop              Director
                 JAMES E. UKROP


          By                                 Director
                 EDWARD VILLANUEVA

                               EXHIBIT INDEX


                                                            Sequentially
               Exhibit No.       Description                Numbered Page

                   4.1           Super Rite Corporation
                                 1991 Omnibus Stock
                                 Incentive Plan (included
                                 as Exhibit 10(i) to the
                                 registration statement on
                                 Form S-1 of Super Rite
                                 Corporation, File No. 33-
                                 41427 and incorporated by
                                 reference herein).


                   4.2           First Amendment to the
                                 Super Rite Corporation
                                 1991 Omnibus Stock
                                 Incentive Plan.


                   4.3           Articles III and IV of
                                 the Company's Amended and
                                 Restated Articles of
                                 Incorporation
                                 (incorporated by
                                 reference to the
                                 Company's Quarterly
                                 Report on Form 10-Q for
                                 the twelve week period
                                 ended July 24, 1993).


                   4.4           Article V of the
                                 Company's Amended and
                                 Restated Bylaws
                                 (incorporated by
                                 reference to the
                                 Company's Annual Report
                                 on Form 10-K for the
                                 fiscal year ended April
                                 29, 1995).


                    5            Opinion of Hunton &
                                 Williams.


                  23.1           Consent of KPMG Peat
                                 Marwick LLP.

                  23.2           Consent of Coopers &
                                 Lybrand, L.L.P.


                  23.3           Awareness Letter of
                                 Coopers & Lybrand, L.L.P.


                  23.4           Consent of Hunton &
                                 Williams (included in the
                                 opinion filed as Exhibit
                                 5 hereto).